Exhibit 16.1

[Ernst & Young Letterhead]

June 16, 2010

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K/A dated June 16, 2010, of RiverSource Life Insurance Company and are in agreement with the statements contained in the second and third paragraphs on page 2 of such Form 8-K/A.  We have no basis to agree or disagree with the other statements of the registrant contained therein.

Very truly yours,

/s/ Ernst & Young LLP